Exhibit 99.1
                                  ____________

Interchange Financial Services Corporation Reports 31% Increase in Net Income for 3rd Quarter

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Oct. 22, 2003

-IFCJ Reports Net Income Increase of 27.4% and Diluted EPS Increase of 9.5%, Year-to-Date-

Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Bergen County's fast growing community bank, Interchange Bank (the "Bank"), today reported third quarter 2003 net income of approximately $4.5 million, up 30.5% from $3.5 million in the third quarter of 2002 and up 27.4% for the year. Despite average diluted shares outstanding increasing approximately 30.3% for the three-month period September 30, 2003 as compared to 2002, diluted earnings per share was $0.35 for each period. Diluted earnings per share was in line with internal expectations and demonstrates the continued success in integrating Bridge View Bank ("Bridge View"). Diluted earnings per share for the nine months was $1.04, an increase of 9.5% from the same period a year earlier.


The third quarter represented the first full quarter which included the results of Bridge View, a commercial bank operating in Bergen County. Year to date results include Bridge View from the date of acquisition, April 30, 2003 at which time Bridge View had total assets of approximately $291 million, $184 million of loans and $259 million of deposits.

Commenting on the Company's third quarter performance, President and Chief Executive Officer, Anthony Abbate stated, "After an acquisition, institutions typically experience a decline in deposit growth. Interchange has continued to demonstrate strong growth this quarter in core deposits, despite the acquisition. We also are increasing our marketing in the former Bridge View area by selectively targeting this new customer base with special offers and incentives, with the goal of becoming the preferred destination for consumer banking and the primary source of small business loans in northern New Jersey."


The Company generated a 1.34% return on average assets and a 12.93% return on average stockholders' equity for the third quarter 2003 versus 1.51% and 18.22%, respectively, for the third quarter 2002. The change in return on average assets was a result of core deposit growth outpacing deployment of those funds into higher yielding loans and retaining an average life on the investment portfolio of approximately 2 years. Return on average stockholders' equity declined as a function of the acquisition of Bridge View.

"Our success in growing our core deposit base continues to produce a low cost funding source. This low cost funding source positions us to achieve our long-term objectives and meet the expected commercial loan demand from our customers," stated Abbate.


For the three and nine-month periods ended September 30, 2003, non-interest income was $3.3 million and $7.8 million, respectively. This represents an increase of $1.6 million or 88% and $3.0 million or 63%, respectively, as compared to the same periods in 2002. Excluding net gains on sales of securities non-interest income increased $1.3 million or 82% for the three months and $3.0 million or 69% for the nine months. Of these increases, approximately $843 thousand, or 66% for the three months and $2.2 million, or 75% for the nine-month period resulted from the Company's organic growth. The improvement for the three and nine month periods ended September 30, 2003, as compared to the same periods last year was largely attributable to an increase in bank owned life insurance income; gains on sales of loans, mainly through the Mortgage Partnership Finance Program with the Federal Home Loan Bank; and growth in service charges on deposits. Net gains on sale of securities were relatively flat for the nine-month period and represented an increase of $287 thousand for the three-month period ended September 30, 2003 when compared to the same periods in the prior year.

Non-interest expense for the quarter amounted to $8.8 million, an increase of $2.4 million or 38.4% as compared to same quarter in 2002. For the nine-month period, non-interest expense amounted to $23.0 million, an increase of $4.2 million or 22.6% as compared to the same period last year. The increase for each reporting period was due largely to the additional operating costs resulting from the merger with Bridge View. Also contributing to non-interest expense growth for the three and nine-months, ended September 30, 2003, as compared to the same period in 2002, were normal increases related to salaries and benefits as well as occupancy expenses.

At September 30, 2003, total loans were approximately $783.7 million, an increase of $168.0 million, or 27.3% as compared to December 31, 2002. This increase was principally due to the Bridge View acquisition. The Company's non-performing assets were $8.2 million at September 30, 2003 as compared to $6.1 at December 31, 2002 representing 1.04% and 1.00%, respectively, of the total loans and foreclosed assets outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses ("ALLL") totaled $9.4 million at September 30, 2003 and represented 118.1% of non-performing loans and leases and 1.19% of total loans and leases. In addition, in the quarter ended September 30, 2003 the Company recorded a provision for loan and lease losses of $485 thousand as compared to $405 thousand for the third quarter of 2002.


Post-Earnings Conference Call


The Bank will hold a conference call on Thursday, October 23, 2003, at 10 a.m. (Eastern Time) to discuss the financial results for its third fiscal quarter ending September 30, 2003. This webcast can be accessed through the Bank's Web site, www.interchangebank.com on the investor relations page, as well as the web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Bank


Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial banks and a wholly owned subsidiary of Interchange Financial Services Corporation (Nasdaq:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.3 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of the Company, and (vi) losses in the Company's leasing subsidiary exceeding management's expectations, (vii) the risk that the businesses of the Company and Bridge View will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (viii) expected revenue synergies from the Company's acquisition of Bridge View may not be fully realized or realized within the expected time frame; (ix) revenues following the Company's acquisition of Bridge View may be lower than expected; (x) deposit attrition, operating costs, customer loss and business disruption following the Company's acquisition of Bridge View, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected and (xi) other risks detailed in reports filed by the Company with the Securities and Exchange Commission.. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.


              INTERCHANGE FINANCIAL SERVICES CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
                                       September      December
                                           30,           31,
                                          2003          2002     Change
                                       __________     ________  ________
                                       (unaudited)


                         Assets
Cash and due from banks                   $35,368      $23,266     52.0 %
Interest earning deposits                  15,020         -          -
Federal funds sold                            -         10,650   (100.0)

Securities                                410,217      252,512     62.5
Loans and leases
    Commercial                            485,999      338,530     43.6
    Commercial Lease Financing             24,967       26,356     (5.3)
    Consumer                              272,720      250,755      8.8
                                       __________     ________  ________
                                          783,686      615,641     27.3
Allowance for loan and lease losses        -9,355       -7,207     29.8
                                       __________    _________  ________
Net loans                                 774,331      608,434     27.3

Premises and equipment, net                20,428       10,512     94.3
Foreclosed real estate and other
 repossessed assets                           251          176     42.6
Bank Owned Life Insurance                  21,589       21,274      1.5
Goodwill and other intangible assets       59,904        1,678  3,470.0
Accrued interest receivable and other
 assets                                    12,036        7,830     53.7
                                       __________    _________  ________
     Total assets                      $1,349,144     $936,332     44.1
                                       ==========    =========  ========

              Liabilities
Deposits                               $1,164,783     $815,672     42.8
Borrowings                                 28,619       27,390      4.5
Accrued interest payable and other
 liabilities                               14,713       12,590     16.9
                                       __________  ___________  _______
     Total liabilities                  1,208,115      855,652     41.2
                                       __________  ___________  _______

Total stockholders' equity                141,029       80,680     74.8
                                       __________  ___________  _______
     Total liabilities and
      stockholders' equity             $1,349,144     $936,332     44.1
                                       ==========  ===========  =======


              INTERCHANGE FINANCIAL SERVICES CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

CONSOLIDATED INCOME STATEMENTS
(dollars in thousands)

                              Three Months Ended                             Nine Months Ended
                                September 30,                                  September 30,
                     ___________________________________        _______________________________________
                       2003         2002         Change             2003          2002         Change
                     ___________  ___________ __________        ____________  __________     __________
                     (unaudited)  (unaudited)                   (unaudited)   (Unaudited)

Interest
 income:
Interest and
 fees on loans           $13,044       $11,561      12.8 %          $36,370      $33,915           7.2 %
Interest on
 federal funds
 sold                         68           45       51.1                252          165          52.7
Interest on
 interest
 earning
 deposits                     36            -           -                57            -             -

Interest and
 dividends on
 securities:
Taxable interest
 income                    2,507        2,563       (2.2)              7,119         7,665         (7.1)
Interest income
 exempt from
 federal income
 taxes                       254          161       57.8                 654           436         50.0
Dividends                     56           40       40.0                 165           134         23.1
                     ___________  ___________ __________        ____________     _________   __________
 Total interest
  income                  15,965       14,370       11.1              44,617        42,315          5.4
                     ___________  ___________ __________        ____________     _________   __________
Interest
 expense:
Interest on
 deposits                  3,204        3,991      (19.7)             10,027        12,688        (21.0)
Interest on
 borrowings                  167          319      (47.6)                544           872        (37.6)
                     ___________  ___________ ___________        ____________     _________  __________
  Total
   interest
   expense                 3,371       4,310       (21.8)             10,571        13,560        (22.0)
                     ___________  ___________ ___________        ____________     _________   _________

Net interest
 income                   12,594      10,060         25.2             34,046        28,755         18.4
Provision for
 loan and
 lease losses                485         405         19.8              1,280           885         44.6
                     ___________  ___________ ___________        ____________     _________   _________

Net interest
 income after
 provision for
 loan & lease
 losses                   12,109       9,655         25.4             32,766        27,870         17.6
                     ___________  ___________ ___________        ____________     _________   _________


Non-interest
 income:
Service fees
 on deposit
 accounts                   998          659         51.4              2,559         1,922         33.1
Net gain on
 sale of
 securities                 501          214        134.1                520           495          5.1
Other                     1,836          902        103.5              4,744         2,396         98.0
                    ___________  ___________  ___________        ____________     _________   _________

 Total
  non-interest
  income                  3,335        1,775         87.9              7,823         4,813         62.5
                    ___________  ___________  ___________        ____________     _________   _________

CONSOLIDATED INCOME STATEMENTS (continued)
(dollars in thousands)

                              Three Months Ended                             Nine Months Ended
                                September 30,                                  September 30,
                     ___________________________________        _______________________________________
                       2003         2002         Change             2003          2002         Change
                     ___________  ___________ ___________        ____________  __________     __________
                     (unaudited)  (unaudited)                   (unaudited)   (Unaudited)

Non-interest
 expense:
Salaries and
 benefits                 4,707       3,505          34.3             12,528        10,067         24.4
Net occupancy             1,282         843          52.1              3,305         2,576         28.3
Furniture and
 equipment                  373         267          39.7               979           857         14.2
Advertising
 and promotion              400         258          55.0              1,137         1,047          8.6
Other                     1,996       1,453          37.4              5,032         4,203         19.7
                    ___________ ___________   ___________       ____________     _________    _________

 Total non-
  interest
  expense                 8,758       6,326          38.4             22,981        18,750         22.6
                    ___________ ___________   ___________       ____________     _________    _________


Income before
 income taxes             6,686       5,104          31.0             17,608        13,933         26.4
Income taxes              2,175       1,647          32.1              5,554         4,471         24.2
                    ___________ ___________   ___________       ____________     _________    _________

 Net income              $4,511      $3,457          30.5            $12,054        $9,462         27.4
                   ============ ===========   ===========       ============     =========    =========

Basic earnings
 per common
 share                    $0.35       $0.35             -              $1.05         $0.96          9.4
Diluted
 earnings per
 common share             $0.35       $0.35             -              $1.04         $0.95          9.5


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

Analysis of Net Interest Income
for the quarter ended
 September 30,
(dollars in thousands)               2003                              2002
(unaudited)

                         ______________________________      ________________________________
                          Average              Average       Average               Average
                          Balance    Interest   Rate         Balance    Interest     Rate
                         ________    ________  ________      _________  _________  __________
      Assets

Interest earning
 assets:
Loans (1)                $788,705     $13,094     6.64 %      $627,092    $11,599       7.40 %
Taxable
 securities (4)           325,435       2,563     3.15         211,099      2,603       4.93
Tax-exempt
 securities
 (2) (4)                   29,873         365     4.89          13,620        221       6.49
Interest earning
 deposits                  13,996          36     1.03               -          -          -
Federal funds
 sold                      30,571          68     0.89          10,261         45       1.75

                        _________    _________ ________        _______   ________  _________
Total interest-
 earning assets         1,188,580      16,126     5.43         862,072     14,468       6.71


Non-interest
 earning assets:
Cash and due
 from banks                42,652                               19,561
Allowance for
 loan and lease
 losses                    (9,704)                              (6,477)
Other assets              120,090                               37,809
                      ___________                              ________
 Total assets          $1,341,618                             $912,965
                      ===========                              ========

 Liabilities and
  stockholders'
  equity
Interest-bearing
 liabilities
Interest bearing
 deposits                $946,970        3,204    1.35        $674,038      3,991       2.37
Borrowings                 27,436          167    2.43          34,749        319       3.66
                      ___________      _______   _____  ______________      _____     ______
 Total interest-
  bearing
  liabilities             974,406        3,371    1.38         708,787      4,310       2.43
                      ___________       _______   _____  ______________      _____     ______

Non-interest
 bearing
 liabilities
Demand deposits          211,765                               116,028
Other liabilities         15,901                                12,245
                      __________                         _____________
 Total
  liabilities
  (3)                  1,202,072                               837,060
Stockholders'
 equity                  139,546                                75,905
                      __________                         _____________
 Total
  liabilities
  and
  stockholders'
  equity              $1,341,618                              $912,965
                     ===========                             =========

Net interest
 income
 (tax-equivalent
 basis)                   12,755                  4.05                      10,158      4.28
Tax-equivalent
 basis adjustment           (161)                                              (98)
                      __________                                            _______

  Net interest income    $12,594                                            $10,060
                      ==========                                            ========

Analysis of Net Interest Income
for the quarter ended
 September 30, (continued)
(dollars in thousands)               2003                              2002
(unaudited)

                         ______________________________      ________________________________
                          Average              Average       Average               Average
                          Balance    Interest   Rate         Balance    Interest     Rate
                         ________    ________  ________      _________  _________  __________
Net interest income as a
 percent of interest-
 earning assets (tax-
 equivalent basis)                                4.29 %                                 4.71 %

_______________________________________________________________________________________________

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.




              INTERCHANGE FINANCIAL SERVICES CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

Analysis of Net Interest Income
for the nine months
 ended September 30,
(dollars in
 thousands)                                                       2003                        2002
(unaudited)                                         _______________________________ ____________________________


                                                   Average               Average    Average             Average
                                                   Balance     Interest   Rate      Balance  Interest   Rate
                                                  _________   ________  ________   ________ _________ __________
      Assets

Interest earning
 assets
Loans (1)                                        $712,480      $36,489      6.83 % $609,248    $34,030     7.45 %
Taxable
 securities (4)                                   270,379        7,284      3.59    195,056      7,799     5.33
Tax-exempt
 securities
 (2) (4)                                           26,529          916      4.60     16,048        597     4.96
Interest earning
 deposits                                           7,427           57      1.02          -          -        -
Federal funds
 sold                                              31,145          252      1.08     12,828        165     1.71
                                                 _________    ________  ________   ________   ________  ________
  Total
   interest-
   earning
   assets                                       1,047,960       44,998      5.73    833,180     42,591     6.82
                                                              ________                        ________

Non-interest
 earning assets
Cash and due
 from banks                                        34,229                            20,289
Allowance for
 loan and lease
 losses                                             (8,515)                          (6,460)
Other assets                                        88,642                           37,714
                                                 _________                         ________
 Total assets                                   $1,162,316                         $884,723
                                                 =========                         ========

Liabilities and
  stockholders'
  equity
Interest-
 bearing
 liabilities
Interest
 bearing
 deposits                                         $836,922      10,027      1.60   $657,584     12,688     2.57
Borrowings                                          26,238         544      2.76     28,045        872     4.15
                                                 _________     _______             ________   ________
 Total
  interest-
  bearing
  liabilities                                      863,160       10,571     1.63    685,629     13,560     2.64

                                                               ________                       ________


Non-interest
 bearing
 liabilities
Demand deposits                                    170,000                          114,824
Other
 liabilities                                        15,308                           12,136
                                                 _________                        _________
  Total
   liabilities
   (3)                                           1,048,468                          812,589
Stockholders'
 equity                                            113,848                           72,134
                                                __________                        _________
Total
 liabilities
 and
 stockholders'
 equity                                         $1,162,316                         $884,723
                                                ==========                        =========

Net interest
 income (tax-
 equivalent
 basis)                                                         34,427      4.10                29,031     4.18
Tax-equivalent
 basis adjustment                                                 (381)                           (276)
                                                               _______                         _______
  Net interest
   income                                                      $34,046                         $28,755
                                                              ========                         =======

Net interest income
 as a percent of
 interest-earning
 assets (tax-
 equivalent basis)                                                          4.38 %                         4.65 %

----------------------------------------------------------------------

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.

                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

STATEMENT OF CONDITION - SELECTED DATA
 (Period Ending)

                                  September     June 30,        3         September      12
                                    30,                        month         30,        month
                                   2003          2003          Change       2002       Change
                                 __________    __________    ___________  __________  _______
                                 (unaudited)   (unaudited)                (unaudited)

Loans                              $783,686      $805,084          (2.7)%   $624,571   25.5 %
Securities                          410,217       344,945          18.9      229,900   78.4
Earning assets                    1,208,923     1,160,759           4.1      865,321   39.7
Total Assets                      1,349,144     1,312,101           2.8      920,912   46.5
Deposits                          1,164,783     1,136,826           2.5      790,282   47.4
Borrowings                           28,619        21,420          33.6       39,049  (26.7)
Shareholders'
 equity                             141,029       138,003           2.2       79,033   78.4

Leverage ratio                         6.14 %        6.65 %                     8.10 %
Risk weighted
 ratios:
     Tier 1                            9.32          8.91                      11.85
     Total                            10.44         10.03                      12.93

Asset quality
                                                        Quarter ended
                                 ____________________________________________________________
Net charge offs                        $667          $149         347.7 %       $128  421.1 %
Loan loss allowance                  (9,355)       (9,537)         (1.9)      (6,707)  39.5

Nonperforming loans                  $7,923        $6,832          16.0       $3,675  115.6
Foreclosed real
 estate & other
 repossessed assets                     251           172          45.9          358  (29.9)
                                 ___________   __________    ___________  __________  _______
  Total
   Nonperforming
   assets ("NPA")                    $8,174        $7,004          16.7       $4,033  102.7
                                 ===========   ==========    ===========  ==========  =======

Ratio's
___________________
Net charge offs as
 % of average loans
 (annualized)                          0.34 %       0.08 %                       0.08 %
Loan loss allowance
 as % of period-end
 loans                                 1.19         1.18                         1.07
Loan loss allowance
 as % of
 nonperforming
 loans                                118.1        139.6                        182.5
NPA's as a percent
 of loans +
 foreclosed assets                     1.04         0.87                         0.65


                                          Nine Months Ended
                                 ______________________________________
                                  September     September       12
                                     30,           30,         month
                                    2003          2002         Change
                                 ____________  ____________  ___________

Net charge offs                      $1,061         $747         $314
Net charge offs as
 % of average loans
 (annualized)                          0.20 %        0.16 %      0.04 %


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS

PROFITABILITY
(dollars in
 thousands,
 except per share
 data)                                                 Quarter ended
                                 ____________________________________________________________
                                  September     June                      September     12
                                     30,         30,           3 month        30,      month
                                    2003        2003            Change       2002      Change
                                  ____________ ____________    _______   ___________ ________
                                  (unaudited)   (unaudited)              (unaudited)

Net interest
 income (taxable
 equivalent)                          $12,755      $11,711       8.9 %       $10,158   25.6 %
Provision for
 loan and lease
 losses                                   485          530      (8.5)            405   19.8
Net gain on sale
 of securities                            501           19    2,536.8            214  134.1
Non-interest
 income,
 excluding net
 gain on sale of
 securities                             2,834        2,626        7.9          1,561   81.6
Non-interest
 expense                                8,758        7,697       13.8          6,326   38.4
Net income                             $4,511       $4,187        7.7         $3,457   30.5

Basic earnings
 per common
 share                                  $0.35        $0.35         - %         $0.35      - %
Diluted earnings
 per common share                        0.35         0.35         -            0.35      -
Dividends
 declared per
 common share                            0.11        0.11          -            0.10   10.0
Special dividends
 declared per
 common share                               -        0.00          -               -      -
Book value per
 common share -
 end of period                         $11.02      $10.79        2.1           $8.04   37.1

Shares
 outstanding -
 end of period                     12,793,445  12,793,801       (0.0)      9,824,958   30.2


Weighted average
 shares
 outstanding
     Basic                        12,771,860   11,818,163        8.1       9,823,841   30.0
     Diluted                      12,970,359   11,996,433        8.1       9,956,409   30.3

Return on average
 assets                                 1.34 %      1.40 %                1.51 %
Return on average
 equity                                12.93       14.03                 18.22
Net interest
 margin                                 4.29        4.38                  4.71



                                  Nine Months Ended
                         _____________________________________
                         September    September         12
                           30,          30,           month
                          2003         2002           Change
                         ----------- ----------- --------
                         (unaudited) (unaudited)

Net interest
 income (taxable
 equivalent)                $34,427      $29,031      18.6 %
Provision for
 loan and lease
 losses                       1,280          885      44.6
Net gain on sale
 of securities                  520          495       5.1
Non-interest
 income,
 excluding net
 gain on sale of
 securities                   7,303        4,318      69.1
Non-interest
 expenses                    22,981       18,750      22.6
Net income                  $12,054       $9,462      27.4

Basic earnings
 per common share             $1.05       $0.96        9.4 %
Diluted earnings
 per common share
 & share
 equivalents                  1.04        0.95         9.5
Dividends
 declared per
 common share                 0.33        0.30        10.0
Book value per
 common share -
 end of period              $11.02       $8.04        37.1

Shares
 outstanding -
 end of period         12,793,445    9,824,958        30.2
Weighted average
 shares
 outstanding
     Basic             11,483,443    9,823,841        16.9
     Diluted           11,634,932    9,956,409        16.9

Return on average
 assets                      1.38 %      1.43 %
Return on average
 equity                     14.12       17.49
Net interest
 margin                      4.38        4.65



Contacts:
Interchange Financial Services
Charles T. Field, 201-703-2265
OR
KeatingPR
Vicki Banner, 973-400-5405
OR
Lauren Mackiel, 973-400-5417